Because the electronic format of filing
Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:



Evergreen Short-Intermediate Municipal Bond Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	      762,480	0.18		4,338,063	9.87
Class B	        87,437	0.14		   602,536	9.87
Class C	      113,270	0.14		   804,995	9.87
Class I	   4,455,320	0.19	           21,641,664	9.87


Evergreen Municipal Bond Fund
		72DD		73A		74U        74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	16,601,583	0.15		111,826,312	7.41
Class B	     431,896	0.12		    4,169,734	7.41
Class C	     780,632	0.12		    6,901,325	7.41
Class I	   8,112,091	0.16		  49,137,098	7.41


Evergreen Strategic Municipal Bond Fund
		72DD		73A		74U       74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	5,500,620	0.16	31,764,442	8.75
Class B	 1,095,039	0.13	7,441,245	8.73
Class C	  1,354,860	0.13	9,676,355	8.78
Class I	  928,456	0.18	3,736,564	8.75